                                                                  EXHIBIT 4-l














                             DDL ELECTRONICS, INC.

                                      and



                                 as Participant


                              ___________________

                    WARRANT AND CONTINGENT PAYMENT AGREEMENT

                           Dated as of March 31, 1996

                                     INDEX

                                                                                                      PAGE



Section 1.  Form of Warrant Certificates.............................................................   1

Section 2.  Signature and Registration...............................................................   2

Section 3.  Transfer, Split Up, Combination and Exchange of Warrant Certificates;
            Mutilated, Destroyed, Lost or Stolen Warrant Certificates................................   2

Section 4.  Subsequent Issue of Warrant Certificates.................................................   3

Section 5.  Exercise of Warrants; Purchase Price; Expiration Date....................................   3

Section 6.  Cancellation and Destruction of Warrant Certificates.....................................   4

Section 7.  Reservation and Availability of Common Stock.............................................   4

Section 8.  Common Stock Record Date.................................................................   5

Section 9.  Adjustment of Purchase Price, Number of Shares or Number of Warrants.....................   5

Section 10. Certification of Adjusted Purchase Price and Number of Shares Issuable...................   8

Section 11. Consolidation, Merger or Sale of Assets..................................................   8

Section 12. Fractional Warrants and Fractional Shares................................................   9

Section 13. Rights of Action.........................................................................   9

Section 14. Agreements, Release of Benefit Plans Claims, Representation and Warranties
            and Indemnity Obligations of Participant and Warrant Certificate Holders.................   9

Section 15. Agreement of the Company as to the Registration of Common Stock Issuable
            on Exercise of the Warrants; Contingent Payments to Warrant Certificate Holders..........  11

Section 16. MUTUAL RELEASES..........................................................................  12

Section 17. Registrar for the Warrants...............................................................  13

Section 18. Appointment of Warrant Agent.............................................................  13

Section 19. Maintenance of Office, Notice to Company.................................................  13

Section 20. Issuance of New Warrant Certificates.....................................................  13

Section 21.  Redemption of Warrants..........................................................  14

Section 22.  Notice of Proposed Actions......................................................  14

Section 23.  Notices.........................................................................  15

Section 24.  Supplements and Amendments......................................................  15

Section 25.  Successors......................................................................  15

Section 26.  Benefits of This Agreement......................................................  15

Section 27.  California Contract.............................................................  15

Section 28.  Counterparts....................................................................  15

Section 29.  Descriptive Headings............................................................  15

Section 30.  Competency......................................................................  16



Exhibit A:  FORM OF WARRANT CERTIFICATE

                    WARRANT AND CONTINGENT PAYMENT AGREEMENT


     This Warrant and Contingent Payment Agreement, dated as of March 31, 1996 (this "Warrant Agreement" or "Agreement"), is between DDL ELECTRONICS, INC., a Delaware corporation (the "Company"), and ("Participant").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company has authorized and declared an exchange (the "Exchange") of 600,000 Warrants for all obligations of the Company owed to participants, including beneficiaries of participants, as of the date of this Agreement, under any of several unfunded non-employee benefit plans, namely the Company's Supplemental Retirement Plan (SRP) and Performance Unit Plan (PUP) and various Non-Employee Consulting Contracts between the Company and certain participants, Director Emeritus Contracts between the Company and certain participants and Deferred Fee Arrangements between the Company and certain participants (collectively, the "Benefit Plans"), each Warrant representing the right to purchase one share of the Company's common stock, par value $.01 per share ("Common Stock"), upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Participant has indicated the Participant's written approval of and consent to the Exchange;

     WHEREAS, the Participant desires to release the Company from all of Participant's claims arising under any and all of the Benefit Plans in exchange for the Participant's receipt of the Warrants issued hereunder;

     WHEREAS, the Exchange will be made with Participant as of 2:00 p.m. (Pacific time) on March 31, 1996 or such other date as determined by the Executive Committee of the Board of Directors of the Company and all claims of the Participant under the Benefit Plans (the "Benefit Plans Claims"), together with any and all other claims accrued or inchoate, known or unknown, Participant may have against the Company, will be released irrevocably in exchange for the issuance hereunder of Warrants ("Participant's Warrants") to Participant, all as more fully set forth below; and

     WHEREAS, as inducement to the Participants to enter into the Exchange, the Company will make certain Contingent Payments, as herein defined, on exercise or after expiration of the Warrants issued hereunder; and

     WHEREAS, from time to time the Board of Directors of the Company may authorize the issuance of additional Warrants, each representing the right to purchase one share of Common Stock, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     SECTION 1. FORM OF WARRANT CERTIFICATES. The Warrant Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially of the tenor and purport recited in Exhibit A hereto and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the warrant Certificates may from time to time be listed, or to conform to usage. Subject to the provisions of Section 20 hereof, the Warrant Certificates shall be dated as of the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange, and on their face shall entitle the holders thereof to purchase one share of Common Stock each at the price per share set forth therein ("Purchase Price"), but the number of such shares and the Purchase Price per share shall be subject to adjustments as provided herein.

     SECTION 2. SIGNATURE AND REGISTRATION. The Warrant Certificates shall be executed on behalf of the Company by the Chief Executive Officer or any Executive Vice President, by facsimile signature and have affixed thereto a facsimile of the Company's seal which shall be attested by the Secretary or an Assistant Secretary of the Company by facsimile signature. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign each Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

     The Company will keep or cause to be kept, at its principal corporate offices at 2151 Anchor Court, Newbury Park, California 91320, or such other principal corporate office as the Company may maintain from time to time, books for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

     SECTION 3. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES. The Warrants shall be transferrable only (i) in accordance with the express terms, if any, of the Benefit Plans, (ii) by will, the laws of descent or distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or (iii) in accordance with the restrictions and requirements imposed by Section 14 hereof. Before any transfer by a Participant of the Warrants granted hereunder, such Participant, or representative, guardian, conservator or executor of Participant's estate, shall be required to provide the Company evidence satisfactory to the Company that such a transfer is provided for by the Benefit Plan applicable to the Participant to whom the Warrant was originally issued and any other evidence or opinions of counsel that the Company may reasonably require to determine compliance with this Agreement. Subject to the foregoing and the provisions of Sections 12 and 14 hereof, any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Subject to any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof or any "stop-transfer" instructions issued by the Company, any registered holder desiring to register the transfer of, or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender such Warrant Certificate or Warrant Certificates at the principal corporate office of the Company. Thereupon the Company shall deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor for delivery to the registered owner in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

     SECTION 4. SUBSEQUENT ISSUE OF WARRANT CERTIFICATES. Subsequent to their original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 3 hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 3 hereof, (c) Warrant Certificates issued pursuant to
Section 5 hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate and (d) Warrant Certificates issued pursuant to Section 20 hereof. Nothing contained in this Agreement shall prohibit the Company from issuing time to time additional Warrants, each representing the right to purchase Common Stock upon the terms and subject to the conditions set forth herein, or other warrants, options or rights to purchase securities issued by the Company.

     SECTION 5. EXERCISE OF WARRANTS; PURCHASE PRICE; EXPIRATION DATE. (a) The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part at any time on or after June 1, 1996, subject to the provisions of Section 14 hereof, upon surrender of the Warrant Certificates with the form of election to purchase on the reverse side thereof duly executed, to the Company at the principal corporate office of the Company at 2151 Anchor Court, Newbury Park, California 91320, together with payment of the Purchase Price for each share of Common Stock as to which the Warrants are exercised, at or prior to 5:00 p.m. (Pacific time) on the earliest of (i) June 1, 1998 (the "Expiration Date"), which is the date on which the right to exercise the Warrants will expire, and (ii) the business day immediately preceding the Redemption Date as defined in Section 21(a) hereof.

     (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Warrant will be fixed on May 31, 1996 (the "Purchase Price Calculation Date") and will be based on the New York Stock Exchange closing price of the Common Stock (the "Common Closing Price"). Such Purchase Price shall be calculated as follows:

                 (i) If on the Purchase Price Calculation Date the Common
            Closing Price is equal to or less than $4.00 per share, the Purchase Price shall be $2.50, subject to adjustment as provided in
            Section 9 hereof, and shall be payable in lawful money of the United States of America.

                 (ii) If on the Purchase Price Calculation Date the Common
            Closing Price is greater than $4.00 per share and less than $7.50 per share, the Purchase Price shall be the difference between the Common Closing Price and $1.50, subject to adjustment as provided in Section 9 hereof, and shall be payable in lawful money of the United States of America.

                 (iii) If on the Purchase Price Calculation Date the Common
            Closing Price is equal to or greater than $7.50 per share, the Purchase Price shall be $6.00, subject to adjustment as provided in
            Section 9 hereof, and shall be payable in lawful money of the United States of America.

     (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by check, bank draft or postal or express money order payable to the order of the Company, the Company shall thereupon promptly (i) requisition from any transfer agent of the Common Stock of the Company certificates for the number of shares of whole Common Stock to be purchased and, when appropriate, for the number of fractional shares to be sold by the Company, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares or Warrants, and (iii) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

     (d) In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 12 hereof.

     SECTION 6. CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES. All Warrant Certificates surrendered for the purpose of exercise, exchange, substitution or registration of transfer shall be cancelled by the Company, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Agreement. The Company shall so cancel and retire any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.

     SECTION 7. RESERVATION AND AVAILABILITY OF COMMON STOCK. The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued Common Stock or its authorized and issued Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

     So long as the Common Stock issuable upon the exercise of Warrants may be listed on the New York Stock Exchange, the Company shall use its best efforts to cause all shares reserved for such issuance, subject to the Company's rights and duties under Section 15 hereof, to be listed on such exchange upon official notice of issuance upon such exercise.

     The Company covenants and agrees that it will take all such action as may be necessary to insure that all Common Stock delivered upon exercise of Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Warrant Certificates or of any Common Stock upon the exercise of Warrants. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for Common Stock upon the exercise of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     SECTION 8. COMMON STOCK RECORD DATE. Each person in whose name any certificate for Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of the Company are open.

     PRIOR TO THE EXERCISE OF THE WARRANTS EVIDENCED THEREBY, THE HOLDER OF A WARRANT CERTIFICATE SHALL NOT BE ENTITLED TO ANY RIGHTS OF A SHAREHOLDER OF THE COMPANY WITH RESPECT TO SHARES FOR WHICH THE WARRANTS SHALL BE EXERCISABLE, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO VOTE, TO RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS OR TO EXERCISE ANY PREEMPTIVE RIGHTS, AND SHALL NOT BE ENTITLED TO RECEIVE ANY NOTICE OF ANY PROCEEDINGS OF THE COMPANY, EXCEPT AS PROVIDED HEREIN.

     SECTION 9. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF WARRANTS. The Purchase Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustments from time to time upon the occurrence of the events enumerated in this Section 9.

     (a) In case the Company shall at any time after the date of this Agreement
(i) declare a dividend on the Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be adjusted to an amount that bears the same relationship to the Purchase Price in effect immediately prior to such action as the total number of Common Stock shares outstanding immediately prior to such action bears to the total number of Common Stock shares outstanding immediately after such action. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall fix a record date after the Purchase Price Calculation

Date for the issuance of rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into Common Stock) less than the current market price per share of Common Stock (as defined in Section 9(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be conclusive, and such computation shall be made available to any holder of Warrant Certificates at the Company's principal corporate office. Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date after the Purchase Price Calculation Date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock) or subscription rights or warrants (excluding those referred to in
Section 9(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Section 9(d)) on such record date, less the then fair market value (as determined by the Board of Directors of the Company, whose determinate shall be conclusive, and such computation shall be made available to any holder of Warrant Certificates at the Company's principal corporate office) of the portion of the assets or evidence of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock (as defined in Section 9(d)). Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation under Section 9(b) or (c), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per Common Stock for the 30 consecutive trading days as reported on the Composite Transactions tape commencing 45 trading days before such date. The closing price for each day shall be the last sale price "regular way" or, in case no such sale takes place on such day, the average of the closing bid and asked prices "regular way," in either case as reported on the Composite Transactions tape, or, if the Common Stock is not reported on the Composite Transactions tape, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ (or a similar organization if NASDAQ is no longer reporting such information). If on any such date the Common Stock is not quoted by any such organization, the fair value of such shares on such date as determined by the Board of Directors of the Company shall be used.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 5% in such price; provided, however, that any adjustments which by reason of this Section 9(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest hundredth of a share as the case may be. Notwithstanding the first sentence of this Section 9(e), any adjustment required by this Section 9 shall be made no later than the earlier of two years from the date of the transaction which mandates such adjustment or the Expiration Date.

     (f) In the event that at any time, as a result of an adjustment made pursuant to Section 9(a), the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 9(a) through (c), inclusive, and the provisions of Sections 5, 7, 8 and 12 with respect to the Common Stock shall apply on like terms to any such other shares.

     (g) All Warrants originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in
Section 9(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 9(a), (b) or (c), each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares covered by a Warrant immediately prior to this adjustment of the number of shares by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Warrants substituted for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant as provided in Section 9(b). Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Purchase Price in effect prior to adjustment of the Purchase Price by the Purchase Price in effect after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjustment the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this subsection (i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 12, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Purchase Price.

     (l) In any case in which this Section 9 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date the Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments required by this Section 9, as in its sole discretion it shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the current market price, issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, stock dividend, issuance of rights, options or warrants referred to hereinabove in this Section 9, hereinafter made by the Company to its common shareholders, shall not be taxable to them.

     SECTION 10. CERTIFICATION OF ADJUSTED PURCHASE PRICE AND NUMBER OF SHARES ISSUABLE. Whenever the Purchase Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are adjusted as provided in Section 9 above, the Company shall (a) promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Purchase Price as so adjusted, the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and a brief statement of the facts accounting for such adjustment, (b) promptly file at the Company's principal corporate offices and with each transfer agent for the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 23.

     SECTION 11. CONSOLIDATION, MERGER OR SALE OF ASSETS. If the Company shall at any time consolidate or merge with one or more other corporations (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Common Stock), the holder of any Warrants will thereafter receive, upon the exercise thereof in accordance with the terms of this Agreement, the securities or property to which the holder of the number of Common Stock then deliverable upon the exercise of such Warrants would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions here of shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. The Company or the successor corporation, as the case may be, shall execute and deliver to the Warrant holder a supplemental agreement so providing. A sale of all or substantially all the assets of the Company for a consolidation (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section 11 shall similarly apply to successive mergers or consolidations or sales or other transfers.

     SECTION 12. FRACTIONAL WARRANTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to Section 9(i) or to distribute Warrant Certificates which evidence fractional Warrants. The Company shall be required to make any cash adjustment in respect of a fractional interest in a Warrant.

     (b) If the number of shares purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9(h), the Company shall nonetheless not be required to issue fractions of shares upon exercise of the Warrants or to distribute share certificates which evidence fractional shares, nor shall the Company be required to make any cash adjustment in respect of a fractional interest in a share, but the fractional interest to which any person is entitled shall be sold in the manner set forth in subsection (c) of this
Section 12 by the Company, acting as agent for the person entitled to such fractional interest, except as otherwise provided in such subsection.

     (c) The Company shall remit to such person the proceeds of the sale of any such fractional interest sold by it as such agent. Fractional interests shall be non-transferable except by or to the Company acting as herein authorized. The Company may sell fractional interests on the basis of market prices of the Common Stock as determined by the Company in its sole discretion. In lieu of making an actual sale of a fractional interest, the Company may value fractional interests without actual sale on the basis of the current market price of the Common Stock as determined by the Company in its sole discretion.

     (d) The holder of a Warrant, by the acceptance of the Warrant, expressly waives his right to receive any fractional Warrant or any fractional share upon exercise of a Warrant.

     SECTION 13. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

     SECTION 14. AGREEMENTS, RELEASE OF BENEFIT PLANS CLAIMS, REPRESENTATION AND WARRANTIES AND INDEMNITY OBLIGATIONS OF PARTICIPANT AND WARRANT CERTIFICATE HOLDERS. The Participant and every holder of a Warrant Certificate by accepting the same acknowledges, consents and agrees with, and covenants, represents and warrants to, the Company and with every other holder of a Warrant Certificate that:

     (a) transfer of the Warrant Certificates shall be subject to the provisions of Section 3 and this Section 14 and shall be registered on the registry books of the Company only if surrendered at the principal corporate office of the Company, duly endorsed or accompanied by a proper instrument or transfer;

     (b) prior to due presentment for registration of transfer, the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary;

     (c) all Benefit Plans Claims are hereby deemed satisfied and extinguished on the Participant's acceptance of a Warrant Certificate issued hereunder for the Participant's Warrants, regardless of the value, at any time, of the Warrants or of the Common Stock issuable on exercise of the Warrants;

     (d) the Warrants granted hereunder have not been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and are being granted in reliance on one or more exemptions from registration requirements thereunder; and each Participant, as a holder of a Warrant Certificate, will make no offer, sale, pledge, hypothecation or other transfer or disposition of his or her Warrants in violation of the Act, any rules of the SEC, any state securities law or statute or this Warrant Agreement, and will not offer, sell, mortgage, pledge or otherwise dispose of the Warrants granted hereunder otherwise than pursuant to
Section 15 hereof unless, in the opinion of counsel for the Company, registration under applicable federal or state securities laws is not required;

     (e) the Participant has been advised by the Company, and understands, that the Participant must bear the economic risk of an investment in the Warrants for an indefinite period of time because the Warrants have not been registered under the Act and the Company is under no obligation to register the Warrants; and that there is no public trading market for the Warrants and none will ever exist; and that the Warrants must be held by the Participant unless they are subsequently registered under the Act or an exemption from such registration is available for the transfer of the Warrants;

     (f) the Participant represents that the Warrants are being acquired solely for the

Participant's own account for investment purposes and not with a view to, or for resale in connection with, any "distribution" (as that term is used in Section 2(11) of the Act) of all or any portion thereof;

     (g) the Participant further understands that a stop-transfer order will be placed on the books of the Company regarding the Warrant Certificates issued hereunder, and such Warrant Certificates shall bear, until such time as the Warrants shall have been registered under the Act or shall have been transferred in accordance with an opinion of counsel, the following legend or ones substantially similar thereto:

      THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE WITH CONTINGENT PAYMENT RIGHTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
plus any legend required by state securities laws;

     (h) the Participant understands that the offer and sale of the Warrants are not being registered under the Act in reliance on the so-called "private offering" exemption provided by Section 4(2) of the Act, and that the Company is basing its reliance on that exemption in part on the representations, warranties, statements and agreements contained herein and those of other participants contained in similar Warrant Agreements; and the Participant represents that he or she has received all documents and information deemed necessary to make an informed investment decision concerning the Exchange and had an opportunity to ask and have answered any questions of the Company concerning the Company and the Exchange; and the Participant further understands that other participants are receiving Warrants in reliance on the representations, warranties, statements and agreements contained herein (as the Participant is receiving Warrants in reliance on theirs) and the Participant invites both the Company and other participants so to rely;

     (i) the Participant agrees to indemnify and hold the Company, its officers, directors, stockholders or any other person who may be deemed in control of the Company harmless from any loss, liability, claim, damage or expense, arising out of the inaccuracy of any of the representations, warranties or statements or the breach of any of the agreements contained herein, and this indemnification shall survive the Exchange created hereunder; and

     (j) THE WARRANTS GRANTED HEREUNDER ARE NOT EXERCISABLE UNTIL THE COMPANY RECEIVES AN ORDER OF EFFECTIVENESS FROM THE SEC REGARDING ANY REGISTRATION STATEMENT IT HAS FILED UNDER THE ACT PURSUANT TO SECTION 15 HEREOF.

     SECTION 15. AGREEMENT OF THE COMPANY AS TO THE REGISTRATION OF COMMON STOCK ISSUABLE ON EXERCISE OF THE WARRANTS; CONTINGENT PAYMENTS TO WARRANT CERTIFICATE HOLDERS. The Company, on the grant of any Warrant hereunder, acknowledges, consents and agrees with the Participant and with every other holder of a Warrant Certificate that:

     (a) it will use all reasonable efforts to file with the SEC a registration statement under the Act as to the shares of Common Stock issuable on exercise of the Warrants granted hereunder on the earlier of (i) the date on which the Company notifies the holders of Warrant Certificates that it has selected a Redemption Date, pursuant to Section 21 herein, (ii) 100 days before the Expiration Date or (iii) such earlier date as the Company may choose; and it will use all reasonable efforts to obtain an order of effectiveness from the SEC as to such registration statement within 40 days following the filing thereof; and

      (b) it will make payments, in the lawful currency of the United States of America (the "Contingent Payments"), to the holder of any Warrant
Certificate:

            (i) on the exercise of any or all Warrants represented by the Warrant Certificate issued hereunder, equal to $2.50 for each Warrant so exercised, such amount to be credited against the Purchase Price of each share of Common Stock issuable on exercise of the Warrants, or

           (ii) after the Expiration Date and on the tender of the holder's expired Warrant Certificate to the Company, in equal semiannual installments (without interest), beginning 30 days after such tender and no later than 60 days after the Expiration Date, over the same number of years remaining for the payment of benefits under the Benefit Plan or Benefit Plans to which the Participant to whom the Warrant Certificate was originally issued was due benefits, in an amount equal to $2.50 for each expired Warrant so tendered.

     The Company shall not be required to make any Contingent Payment other than as provided in this Section 15(b). No Contingent Payments will be made on, or be payable after, a Redemption Date set pursuant to the provisions of
Section 21 hereof. The submission of the Warrant Certificate representing the Warrants being exercised or the tender of the Warrant Certificate representing all expired outstanding Warrants held of record by the Participant to whom they were originally issued are each conditions precedent to the Company's obligation to make Contingent Payments under subparagraphs (i) and (ii) above, respectively. A Warrant Certificate holder of record who is not the Participant and who is seeking Contingent Payments as set forth in this Section 15(b) may be required by the Company to provide evidence as to the identity of the Participant being the original Warrant Certificate holder from whom the Warrant Certificate holder's Warrants originate. The Company may rely on its records to determine the identity of the holder of the original Warrant Certificate issued hereunder in calculating Contingent Payments. Section 15(b) may be amended only with the written agreement of the Company and the Participant.

     SECTION 16. MUTUAL RELEASES. The parties hereto, on behalf of themselves and their executors, legatees, devisees, administrators, successors and assigns, do hereby forever specially and generally release and discharge each other and all their current and former officers, directors, partners, stockholders, agents, servants, lawyers, employees, assigns, insurers, fiduciaries, predecessors-in-interest, successors-in-interest, and all their parent, affiliated and subsidiary entities and all persons acting by, through, under or in concert with them (collectively the "Releasees"), from any and all causes of action, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses, claims, liabilities and demands of whatever kind and character known or unknown, suspected or unsuspected which such party hereto now has, owns or holds, or claims to have, own or hold, or which such party at any time heretofore had owned or held, or claimed to have had, owned or held, or which such party at any time hereafter may have, own or hold, or claim to have, own or hold, against the other party hereto or any of such other party's Releases arising prior to the execution hereof (collectively with the Benefit Plans Claims, the "Claim" or "Claims"); provided however, that this release shall not affect the obligations of the Company or the Participant under any indemnity agreement between them that is currently enforceable on the date.

     The parties hereto hereby expressly waive any and all rights under Section 1542 of the California Civil Code, which reads in full as follows:

            Section 1542. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.

The parties hereto acknowledge that they are releasing unknown claims and waive all rights they may have under California Code Section 1542 or any similar federal, state or other law. The parties hereto further represents and warrants that it, he or she has not heretofore assigned or transferred, or purported to have assigned or transferred, to any firm, corporation, entity or person, any Claim released herein, including the Benefit Plans Claims of the Participant.

     THE MUTUAL RELEASES EFFECTED BY THIS SECTION 16 SHALL NOT OPERATE TO RELEASE, DISCHARGE OR OTHERWISE WAIVE ANY OBLIGATION, COVENANT, REPRESENTATION OR WARRANTY UNDERTAKEN OR MADE BY ANY PARTY TO THIS AGREEMENT.

     SECTION 17. REGISTRAR FOR THE WARRANTS. The Company undertakes the duties and obligations of registrar for the Warrants imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

     (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company.

     (b) The Company may consult at any time with counsel satisfactory to it and shall incur no liability or responsibility to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Company shall have exercised reasonable care in the selection and continued employment of such counsel.

     (c) The Company shall incur no liability or responsibility to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the property party or parties.

     SECTION 18. APPOINTMENT OF WARRANT AGENT. The Company may, in its discretion, appoint a Warrant Agent or Warrant Agents for the administration of the Warrants and the maintenance of books and records related thereto. Such appointment shall be evidenced by the execution and delivery of an instrument amending this Agreement and executed by the Company and such Warrant Agent and the reissuance of new Warrant Certificates to the holders thereof.

     SECTION 19. MAINTENANCE OF OFFICE, NOTICE TO COMPANY. As long as any of the Warrant Certificates remains unexercised, the Company will maintain an office or agency in the United States of

America where the Warrant Certificates may be presented for registration, transfer, exchange or exercise pursuant to the terms of this Agreement, and where notices and demands to or upon the Company in respect of the Warrants, Warrant Certificates or this Agreement may be served. The principal office of the Company in Newbury Park, California shall be the office or agency for such purposes, which at the date hereof is:

              DDL Electronics, Inc.
              2151 Anchor Court
              Newbury Park, California  91320
              Attention:  Chief Financial Officer

     Any notice pursuant to this Agreement shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until the Warrant Certificate holder is notified in writing of another address) to the Company at said address.

     SECTION 20. ISSUANCE OF NEW WARRANT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

     SECTION 21. REDEMPTION OF WARRANTS. (a) The Company may, at its option, at any time on or after June 1, 1996, redeem all but not less than all the then outstanding Warrants at a redemption price of $.05 per Warrant if, but only if, the Common Closing Price is equal to or greater than $4.00 per share at the time such redemption option is exercised by the Company. Such price, as the same may from time to time be adjusted pursuant to paragraph (b) of this section, is hereinafter referred to as the "Redemption Price." If the Company should desire to exercise such right to redeem all of the then outstanding Warrants, it will give notice of such redemption to the holders thereof as follows:

     Notice of such redemption to holders of Warrants shall be mailed to all such holders not less than 30 nor more than 90 days prior to the date fixed for redemption to their last addresses as they appear upon the registry books of the Company or Warrant Agent, as the case may be. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will specify the date fixed for redemption ("Redemption Date") and the Redemption Price. The notice will state that payment of the Redemption Price will be made at a specified office of the Company, upon presentation and surrender of such Warrants, and will also state that the right to exercise the Warrants will terminate at the close of business on the business day immediately preceding the Redemption Date.

     On or before the Redemption Date, the Company shall have on hand funds sufficient to redeem the then outstanding Warrants at the Redemption Price.

     (b) Upon each adjustment of the Purchase Price of the Warrants, the Redemption Price in effect immediately prior to the adjustment shall be adjusted to be a price equal to the product of the Redemption Price in effect immediately prior to the adjustment of the Purchase Price multiplied by a fraction the numerator of which is the Purchase Price which was in effect immediately after the adjustment of the Purchase Price and the denominator of which is the Purchase Price immediately prior to such adjustment.

     SECTION 22. NOTICE OF PROPOSED ACTIONS. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a cash dividend) or (b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional Common Stock or shares of stock of any class or any other securities, rights or options or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding Common Stock) or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Warrant, in accordance with Section 23, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. The failure to give notice required by this Section 22 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

     SECTION 23. NOTICES. Notices or demands authorized by this Agreement to be given or made by the holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until notice of another address is given) as follows:

             DDL Electronics, Inc.
             2151 Anchor Court
             Newbury Park, California 91320
             Attention:  Chief Financial Officer


Notices or demands authorized by this Agreement to be given or made by the Company to the holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION 24. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates.

     SECTION 25. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

     SECTION 27. CALIFORNIA CONTRACT. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     SECTION 28. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 29. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 30. COMPETENCY. Participant represents that he or she is in good health and fully competent to manage his or her business affairs, that he or she has carefully read this document, that he or she understands all of its contents, that he or she has had the opportunity to consult with his or her lawyer and that he or she executed this Agreement freely and voluntarily.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]                                DDL ELECTRONICS, INC.


                                      By:
                                          --------------------------------------
                                            Gregory L. Horton
                                            President
Attest:


- ------------------------------------------
           Richard K. Vitelle
           Assistant Secretary

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE WITH CONTINGENT PAYMENT RIGHTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                   EXERCISABLE ONLY ON OR AFTER JUNE 1, 1996

No. W-________                                           ______________ Warrants

                                NOT EXERCISABLE
                 AFTER JUNE 1, 1998, OR EARLIER UPON REDEMPTION

                              WARRANT CERTIFICATE
                         WITH CONTINGENT PAYMENT RIGHTS

                             DDL ELECTRONICS, INC.

     THIS CERTIFIES THAT _____________________, or registered assigns, is the registered owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time on or after June 1, 1996 and prior to 5:00 P.M. (Pacific time) until the earliest of (i) June 1, 1998 (the "Expiration Date") or (ii) the business day immediately prior to the Redemption Date as defined in the Warrant Agreement described below, at the principal corporate office of DDL ELECTRONICS, INC., a Delaware corporation ("Company"), in the City of Newbury Park and State of California, one fully paid and nonassessable share of Common Stock, par value $.01 per share ("Common Stock"), of the Company, at a per share purchase price (the "Purchase Price") to be set by the Company on May 31, 1996 (the "Purchase Price Calculation Date") based on the New York Stock Exchange closing price of the Common Stock (the "Common Closing Price") equal to:

                 (i) if on the Purchase Price Calculation Date the Common Closing Price is equal to or less than $4.00 per share, $2.50,

                 (ii) if on the Purchase Price Calculation Date the Common Closing Price is greater than $4.00 per share and less than $7.50 per share, the difference between the Common Closing Price and $1.50, or

                 (iii) if on the Purchase Price Calculation Date the Common
            Closing Price is equal to or greater than $7.50 per share, $6.00,

upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed and such other evidences, certifications and opinions as required by the Warrant and Contingent Payments Agreement dated as of March 31, 1996 (the "Warrant Agreement") between the Company and the Participant, provided that no exercise of this Warrant shall be permitted unless an effective registration statement exists as to all shares of Common Stock underlying this Warrant Certificate. The number of Warrants evidenced by this Warrant Certificate (and the number of shares of Common Stock which may be purchased upon exercise thereof) have been agreed to by the Company and the Participant, as defined in the Warrant Agreement, to discharge certain Claims, as defined in the Warrant Agreement, and have been granted in exchange for the relinquishment of any and all Claims by the Participant.

     As provided in the Warrant Agreement, the Purchase Price and the number of Common Stock which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

     This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, which Warrant Agreement is incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above-mentioned office of the Company.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal corporate office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

     The Warrants evidenced by this Certificate may be redeemed by the Company at its option at any time from and after June 1, 1996, but only if the Common Closing Price on any date thereafter is greater than $4.00 per share, at a redemption price of $.05 per Warrant, subject to adjustment, in accordance with the terms of the Warrant Agreement.

     If the Warrants evidenced by this Warrant Certificate remain outstanding at the expiration of the period during which Warrants are exercisable, as set forth in the first paragraph of this Warrant Certificate, such Warrants shall expire without value.

     No fractional Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

     No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise or conversion hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised or converted as provided in the Warrant Agreement.

     The Company has agreed in the Warrant Agreement it will use all reasonable efforts to file with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act of 1933, as amended (the "Act") as to the shares of Common Stock issuable on exercise of the Warrants on the earlier of (i) the date on which the Company notifies the holders of Warrant Certificates that it has selected a Redemption Date, (ii) 100 days before the Expiration Date or (iii) such earlier date as the Company may choose; and it will use all reasonable efforts to obtain an order of effectiveness from the SEC as to such registration statement within 40 days following the filing thereof. The Company has no obligation to file a registration statement as to the Warrants represented by this Warrant Certificate.

     The Company has also agreed in the Warrant Agreement that it will make certain payments, subject to the terms of the Warrant Agreement and in the lawful currency of the United States of America (the "Contingent Payments"), to the holder of this Warrant Certificate:

          (i) on the exercise of any or all Warrants represented by this Warrant Certificate, equal to $2.50 for each Warrant so exercised, such amount to be credited against the Purchase Price of each share of Common Stock issuable on exercise of the Warrants, or

          (ii) after the Expiration Date and on the tender of the holder's expired Warrant Certificate to the Company, in equal semiannual installments (without interest), beginning 30 days after such tender and no later than 60 days after the Expiration Date, over the same number of years remaining for the payment of benefits under the Benefit Plan or Benefit Plans to which the Participant to whom the Warrant Certificate was originally issued was due, of an aggregate amount equal to $2.50 for each expired Warrant.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been executed and delivered by the Company.

     WITNESS the facsimile signature of the proper officers of the Company and
its corporate seal.  Dated as of                               , 1996


                                      DDL ELECTRONICS, INC.



                                      By:
                                          --------------------------------------
          [SEAL]                            Gregory L. Horton
                                            President
Attest:


- ------------------------------------------
           Richard K. Vitelle
           Assistant Secretary

                 [Form of Reverse Side of Warrant Certificate]



                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


     FOR VALUE RECEIVED _________________________________________________hereby sells, assigns and transfers unto______________________________________________

_______________________________________________________________________________
                (Please print name and address of transferee)


_______________________________________________________________________________
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ _____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________________, 19__

                                   Signature
                                             ----------------------------------

Signature Guaranteed:


                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise the Warrant Certificate.)


TO DDL ELECTRONICS, INC.

     The undersigned hereby irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate to purchase the Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

______________________________________________________________________________
                        (Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

______________________________________________________________________________
                        (Please print name and address)

______________________________________________________________________________

Dated:  _________________, 19__

                                    ------------------------------------------
                                                     Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

Signature Guaranteed: